UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   [x]

Filed by a Party other than the Registrant   [  ]

Check the appropriate box:

[  ]           Preliminary Proxy Statement
[  ]           Confidential, For Use of the Commission Only (As permitted by Rule 14a-6(e)(2))
[x]           Definitive Proxy Statement
[  ]           Definitive Additional Materials
[  ]           Soliciting Material Pursuant to Section 240.14a-12

                                                                                                         HOOPER HOLMES, INC.
 (Name of Registrant as Specified in its Charter)

_____________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]           No fee required.
[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           1)           Title of each class of securities to which transaction applies:
_____________________________________________________________

           2)           Aggregate number of securities to which transaction applies:
_____________________________________________________________

          3)            Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_____________________________________________________________

           4)           Proposed maximum aggregate value of transaction:
_____________________________________________________________

           5)           Total fee paid:
_____________________________________________________________

[  ]           Fee previously paid with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)           Amount Previously Paid:
_____________________________________________________________

           2)           Form, Schedule or Registration Statement No.:
_____________________________________________________________

           3)           Filing Party:
_____________________________________________________________

           4)           Date Filed:
_____________________________________________________________

HOOPER HOLMES, INC.
170 Mt. Airy Road
Basking Ridge, New Jersey 07920

April 6, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 annual meeting of shareholders of Hooper Holmes, Inc., to be held on May 19, 2009, at our corporate headquarters located at 170 Mt. Airy Road, Basking Ridge, New Jersey.  The meeting will start at 11:00 a.m. EDT.  At the meeting, you will be asked to:

•	elect two persons to the Company’s Board of Directors, each to serve for a three-year term or until his or her successor is elected and qualified; and

•	ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

These matters are discussed in detail in the attached proxy statement.  In addition, we will include a discussion of our operations at the meeting.  We hope you will be able to attend and participate in the meeting.

           Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting.  Please either submit your proxy using the Internet or phone procedures provided on the Notice and Access Card being mailed to you separately or, if you have elected to receive a copy of your proxy card in the mail, complete and return the enclosed proxy card.  Please note that submitting a proxy using any one of these methods will not prevent you from attending the meeting and voting in person.

           On behalf of our officers and directors, I wish to thank you for your continued support and interest in Hooper Holmes, Inc.

                                                                                                     Sincerely,

Roy Lowrance
Chairman of the Board

HOOPER HOLMES, INC.
170 Mt. Airy Road
Basking Ridge, New Jersey 07920
____________________________

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
to be held on Tuesday, May 19, 2009
_______________________________

To:                                                    Shareholders of Hooper Holmes, Inc., a New York corporation

Date:                                                 Tuesday, May 19, 2009

Time:                                                11:00 a.m. EDT

Place:                                               Corporate Headquarters
                                                         Hooper Holmes, Inc.
                                                         170 Mt. Airy Road
                                                         Basking Ridge, New Jersey 07920

Items of Business:	1.	To elect two persons to the Company's Board of Directors, each to serve for a three-year term or until his or her successor is elected and qualified; and

	2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date:
Our Board of Directors has fixed the close of business on March 31, 2009 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement of the meeting.

Annual Report:
Our 2008 annual report to shareholders, which includes our annual report on Form 10-K for the 2008 fiscal year, is available at www.proxyvote.com, as indicated in the Notice and Access card being mailed to you separately.  A copy of our annual report is enclosed herewith if you have elected to receive this Proxy Statement in the mail.

It is important that your shares be represented and voted at the meeting.  Shareholders of record may vote in one of four ways:

•	vote on-line, as indicated in the Notice and Access card being mailed to you separately;

•	vote by phone, as indicated in the Notice and Access card being mailed to you separately;

•	complete, sign, and return a proxy card, which will be sent to you if you request one; or

•	cast your ballot at the meeting.

Even if you plan to attend the annual meeting, we would appreciate receiving your voting instructions before that date.  If your shares are held in the name of a bank, broker or other holder of record, you should receive instructions to follow for your shares to be voted.  Your proxy may be revoked at any time either before or at the annual meeting.

By Order of the Board of Directors

Mark C. Rosenblum
Corporate Secretary

Basking Ridge, New Jersey
April 6, 2009

Please sign the enclosed proxy and return it promptly in the envelope enclosed which requires no postage if mailed in the United States.

HOOPER HOLMES, INC.
170 Mt. Airy Road
Basking Ridge, New Jersey 07920

PROXY STATEMENT
FOR 2009 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, MAY 19, 2009

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:            Who is soliciting my vote?

A:
The Board of Directors (the “Board”) of Hooper Holmes, Inc., a New York corporation (which we sometimes refer to in this proxy statement as “Hooper Holmes,” the “Company,” “we,” “us” or “our”), is  soliciting your vote at the Company’s 2009 annual meeting of shareholders.  The meeting is scheduled to take place at 11:00 a.m. EDT on Tuesday, May 19, 2009 at the Company’s headquarters located at 170 Mt. Airy Road, Basking Ridge, New Jersey 07920.

The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of our directors and our most highly paid executive officers, and certain other required information.

Q:           Who is paying for this solicitation?

A:	We are paying for the solicitation of proxies, including the cost of preparing, printing and mailing the annual meeting materials.

The solicitation of proxies through this proxy statement may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other of our employees.  No additional compensation will be paid to directors, officers or other of our employees for their services in soliciting proxies.

Q:           What proposals will be voted on at the meeting?

A:           There are two proposals scheduled to be voted on at the meeting:

-	the election of two directors, each to serve on the Company’s Board of Directors for a three-year term or until his or her successor is elected and qualified; and

-	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

As of this date, we are not aware of any other matters that will be presented for consideartion at the meeting.

Q:           What shares owned by me can be voted?

A:
All shares of the Company’s common stock, $0.04 par value per share, owned by you as of the close of business on March 31, 2009, the record date for the determination of shareholders entitled to notice of, and the right to vote at, the meeting (the “Record Date”), may be voted by you.  These shares include those:

1)	held directly in your name as the shareholder of record; and

2)	held for you as the beneficial owner through a stockbroker, bank or other nominee.

At the close of business on the Record Date, we had approximately 68,683,982 shares of common stock outstanding and entitled to vote.  Each holder of record of shares of our common stock outstanding on the Record Date will be entitled to one vote for each share held on all matters to be voted on at the annual meeting.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Most of the Company’s shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with the Company’s transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the transfer agent on behalf of the Company.  As the shareholder of record, you have the right to grant your proxy to the Company or to vote in person at the meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee (referred to as holding shares in street name), you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker or nominee, who is considered with respect to those shares, the shareholder of record.  As the beneficial owner, you have the right to direct your broker or nominee on how to vote and also are invited to attend the meeting.  However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee.  Your broker or nominee has enclosed a voting instruction card for you to use.  If you wish to attend the meeting and vote in person, please mark the box on the voting instruction card and return it to your broker or nominee so that you receive a legal proxy to present at the meeting.

Q:	How can I vote my shares?

You can vote either in person at the meeting or by proxy without attending the meeting.

This proxy statement, the accompanying proxy card and the Company’s 2008 annual report to shareholders are being made available on the Internet at www.proxyvote.com, through the notice and access process available to the Company’s shareholders, as indicated in the Notice and Access card being mailed separately.

To vote by proxy, you must do one of the following:

•	Vote over the Internet or by phone (instructions are on the Notice and Access Card); or

•	If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting.  If you choose to do so, please bring the enclosed proxy card and proof of identification.  If you hold you shares in a brokerage account (that is, in “street name”), your ability to vote over the Internet depends on your broker’s voting process.  Please follow the directions on your proxy card or voter instruction form carefully.

Q:           How does the Board recommend I vote on the proposals?

A:
The Board recommends a vote “FOR” each of the director nominees for the Board, and “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Q:           What is the quorum for the meeting?

A:
In accordance with the Company’s bylaws, the presence in person or by proxy of a majority of the shares of our common stock issued and outstanding and entitled to vote on the Record Date is required for a quorum at the annual meeting.  All shares that are voted “FOR” or “AGAINST” any matter, votes that are “WITHHELD” for Board nominees, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum.

“Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter.  Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters.  The proposals to be voted upon at the annual meeting are considered routine matters.

If we do not have a quorum at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy.  If, in accordance with our bylaws, a majority of the shareholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting.

Q:           How may I vote on the proposals to be voted on at the meeting?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the proposal regarding the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

Q:	What vote is required with respect to the matters before the shareholders at the annual meeting?

A:
Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote.  The two nominees receiving the greatest number of votes cast will be elected.  Accordingly, votes that are “WITHHELD” will not have an effect on the outcome of the vote.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting will be required to approve the proposal relating to the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

Under the laws of the State of New York, our state of incorporation, “votes cast” at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to a vote.  Although abstentions and broker non-votes are considered in determining the presence of a quorum, they will not be considered “votes cast” and, accordingly, will have no effect on the outcome of the vote on the proposals presented to the shareholders at the annual meeting.

All votes will be tabulated by a representative of the inspector of elections appointed for the annual meeting.  This representative will separately tabulate affirmative and negative votes, abstentions and broker-non-votes.  Broadridge Financial Solutions, Inc, (formerly ADP) has been appointed as the inspector of elections for the annual meeting.

Q:	What if I return a proxy but do not make specific choices with respect to some or all of the matters listed on my proxy card?

A:
If you return a signed and dated proxy card without marking your voting selections, your shares will be voted “FOR” the election of each of the two nominees for director and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009

Q:           Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the meeting. For shares held directly in your name, you may accomplish this by:

•	voting again over the Internet prior to 11:59 p.m. Eastern Daylight Time on May 18, 2009;

•	signing another proxy card with a later date and returning it to us prior to the meeting;

•	sending a properly signed written notice that you are revoking your proxy to Hooper Holmes, Inc., 170 Mt. Airy Road, Basking Ridge, NJ 07920, Attention: Corporate Secretary; or

•
attending the meeting and notifying the election officials at the meeting that you wish to revoke your proxy and vote in person.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you have instructed a broker, trustee or other nominee to vote your shares, you should follow the directions received from your broker, trustee or other nominee to change those instructions.

Q:           What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:           What do I need to do to attend the meeting?

A:
You may attend the meeting if you are listed as a shareholder of record as of the Record Date and bring proof of identification.  If you hold your shares through a broker or other nominee, you will need to provide proof of ownership by bringing either a copy of a brokerage statement showing your share ownership as of the Record Date or a legal proxy if you wish to vote your shares in person at the meeting.  In addition to the items above, you should bring proof of identification.

Q:           Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2009.

Q:           Can I vote on other matters?

A:
Our bylaws limit the matters presented at the annual meeting to those in the notice of the meeting and those otherwise properly brought before the meeting.  If any other matters are presented at the meeting, your signed proxy gives the individuals named as proxies authority to vote your shares on such matters at their discretion.

Annual Report to Shareholders

           A copy of Hooper Holmes, Inc.’s annual report to shareholders, which includes our annual report on Form 10-K for the 2008 fiscal year, accompanies this proxy statement.  Shareholders may also obtain, free of charge, a copy of the 2008 annual report on Form 10-K, without exhibits, by writing to Hooper Holmes, Inc., 170 Mt. Airy Road, Basking Ridge, New Jersey 07920, Attention: Corporate Secretary.  The 2008 annual report on Form 10-K is also available through our website at www.hooperholmes.com.  The 2008 annual report on Form 10-K does not constitute proxy soliciting materials.

Householding

           The rules of the Securities and Exchange Commission allow delivery of a single proxy statement and annual report to households at which two or more shareholders reside.  Accordingly, shareholders sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of the proxy statement and annual report, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account.  This procedure, referred to as “householding,” reduces the volume of duplicate information you receive, as well as the Company’s expenses.  If your family has multiple accounts, you may have received a householding notification from your broker and, consequently, you may receive only one proxy statement and annual report.  If you prefer to receive separate copies of the Company’s proxy statement or annual report, either now or in the future, the Company will promptly deliver, upon your written or oral request, a separate copy of the proxy statement or annual report, as requested, to any shareholder at your address to which a single copy was delivered. Notice should be given to the Company by mail at 170 Mt. Airy Road, Basking Ridge, New Jersey 07920, attention: Corporate Secretary, or by telephone at (908) 953-6314. If you are currently a shareholder sharing an address with another shareholder and wish to have only one proxy statement and annual report delivered to the household in the future, please contact the Company at the same address or telephone number.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our bylaws provide that the members of our Board shall be divided into three classes, whose terms of office expire at different times in annual succession.  Generally, each class of directors is elected for a term expiring at the annual meeting of shareholders to be held three years after the date of election.

The bylaws allow our Board to establish the number of directors from time to time by resolution passed by a majority vote of the whole Board, provided that the number of directors shall not be less than three or more than nine.  Currently, the Board has established the number of directors at seven.  Newly created directorships and any vacancies on the Board may be filled by the majority vote of all directors then in office.

Our Board has nominated two individuals for election as directors at this year’s annual meeting, each of whom has been recommended by the directors serving on the Governance and Nominating Committee of the Board, to hold office until our 2012 annual meeting of shareholders and until their successors are elected and qualified.  Both nominees are current members of the Board.  Each of the nominees has indicated a willingness to serve if elected.  If, prior to the 2009 annual meeting, either of the nominees becomes unavailable to serve as a director, any shares represented by a proxy will be voted for the remaining nominee and for any substitute nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.  As of the mailing of these proxy materials, the Board knows of no reason why either of the director nominees would not be available to serve as a director.

Vote Required

A plurality of the votes cast is required to elect the nominees as directors. You may not cumulate your votes in the election of directors. The two nominees receiving the highest number of affirmative votes will be elected to the Board.  You may withhold authority to vote for any or all nominees for directors.

The persons named as proxies in the enclosed proxy, who have been so designated by the Board, intend to vote “FOR” the election of each of the two nominees unless otherwise instructed in the proxy.

Our Board recommends that shareholders vote “FOR” the election of each of the nominees for director.

Information About Director Nominees and Other Directors

Information concerning the director nominees and our current directors whose terms expire at either our annual meeting in 2010 or 2011 is set forth below:

Director Nominees

Dr. Leslie Hudson
age 61, director since 2007
Dr. Hudson, age 61, was appointed CEO of AVI BioPharma Inc. in February 2008. Prior to his current position, he served as Interim President and Chief Executive Officer of Nabi Biopharmaceuticals from May 2007 to January 2008, having been a director of that Company since August 2005. Prior to joining Nabi, he served as Chief Executive Officer and President of DOV Pharmaceutical, Inc. from June 2005 to July 2006.  Dr. Hudson served as Vice Provost for Strategic Initiatives at the University of Pennsylvania from 2003 to June 2005.  From 1995 to 2003 he served in several positions at Pharmacia Corp., including senior vice president of research and exploratory development, senior vice president of emerging technology and commercial development and general manager and group vice president of ophthalmology. Prior to his tenure at Pharmacia, Dr Hudson worked at Repligen Corporation, based in Cambridge, Massachusetts.  He also served in several senior research positions at GlaxoWellcome (GlaxoSmithKline plc) from 1988 to 1994 including vice president for discovery research. Dr. Hudson has been a member of our Board of Directors since November 2007 and is a member of the Audit Committee and Strategic Alternatives Committee.

Roy E. Lowrance
age 58, director since 2005
Mr. Lowrance served as Chief Technology Officer at Reuters Corp., a media company, from March 2006 to April 2008.  Prior to joining Reuters, he was Chief Technology Officer, Chief Architect, and Senior Technology Advisor at Capital One Financial Corporation from 2002 to December 2005. He has also served as Vice President, Director and Partner at The Boston Consulting Group, Head of Operations and Chief Information Officer at Corio, Chief Information Officer at Fleet Financial Group, Vice President, Corporate Technology Strategy at American Express Co., and Assistant Controller and Head of Internal Consulting at Bear Stearns, Inc.  Mr. Lowrance has served as Chairman of the Board since October 2008, and has been a Director since March 2005.  He chairs the Strategic Alternatives Committee and the Systems Oversight Committee, and is a member of Governance and Nominating Committee.

Directors whose Terms Expire at the Annual Meeting of Shareholders in 2010

Roy H. Bubbs
age 59, director since 2007
Mr. Bubbs was appointed interim President and Chief Executive Officer on February 5, 2008 and President and Chief Executive Officer on April 4, 2008.  Mr. Bubbs has been in the financial services industry for 37 years.  Prior to his employment with the Company, Mr. Bubbs was the President of MONY Partners from June 2000 to February 2005.  Prior to joining MONY, Mr. Bubbs was Senior Vice President for Manulife Financial Corp. from 1995 to 2000.  From 1972 to 1995, Mr. Bubbs was with Cigna Corporation, where he served as an agent, agency manager and senior executive.  He also ran the distribution and field service unit for Cigna’s Pension Division and built the Annuity Division.  He earned a Bachelor’s Degree in Pre-Law from Eastern Michigan University in 1971 and an MBA in 1982 from  Loyola College of Maryland.  He has been a director of the Company since 2007, and is a member of the Strategic Alternatives Committee and the Systems Oversight Committee.

Kenneth R. Rossano
age 74, director since 1967
Mr. Rossano is a private investor and a consultant to Korn Ferry International in Boston, MA.  He has been a director of the Company since 1967, and is a member of the Audit Committee and the Compensation Committee. Mr. Rossano is also a director of Active International, Inc.

Directors whose Terms Expire at the Annual Meeting of Shareholders in 2011

Benjamin A. Currier
age 75, director since 1996
Mr. Currier served as Interim Chief Executive Officer of the Company from August 2005 until January 2006, as Chairman of the Board from August 2005 to October 2008,  and as Lead Director from September 2004 until August 2005.  He was Senior Vice President of Operations for Security Life of Denver Insurance Company, a subsidiary of ING/Barings, in Denver, Colorado prior to his retirement in 1997. He has been a director of the Company since 1996.  He is currently Chair of the Governance and Nominating Committee and Chair of the Compensation Committee, and is a member of the Strategic Alternatives Committee.

John W. Remshard
age 62, director since 2006
Mr. Remshard was Senior Vice President and Chief Financial Officer of Empire Blue Cross/Blue Shield from March 1996 until his retirement in December 2005.  Empire converted to a for-profit company in 2002 and traded on the NYSE under the name Wellchoice until its acquisition by Wellpoint in 2005. Mr. Remshard is the Chair of the Audit Committee and a member of the Governance and Nominating Committee.

Dr. Elaine L. Rigolosi
age 64, director since 1989
Dr. Rigolosi, Ed.D, J.D. is Professor of Education in the Department of Organization and Leadership at Teachers College, Columbia University. She has held a number of positions with Columbia University since 1976, and has maintained a private consulting practice in management for health care organizations since 1974.  Dr. Rigolosi has been a director of the Company since 1989.  She is a member of the Compensation Committee.

Director Independence

Our common stock is listed on the NYSE Amex Exchange, which is referred to in this proxy statement as the AMEX.  The AMEX Company Guide requires that at least a majority of the members of our Board be “independent directors” within the meaning of the listing standards of the AMEX.

           The Board has affirmatively determined that each of the members of our Board other than Roy H. Bubbs, the Company’s President and Chief Executive Officer, is, as of the date of this proxy statement, an “independent director” within the meaning of the listing standards of the AMEX.

Director Attendance at Annual Meetings of Our Shareholders

           We encourage, but do not require, our directors to attend annual meetings of our shareholders.  All of our directors at the time of our 2008 annual meeting of our shareholders attended that meeting, except for Dr. Hudson.

Board and Board Committee Meetings

           During the year ended December 31, 2008, our Board held six regular meetings and two special meetings, in addition to taking other actions by unanimous written consent in lieu of a meeting.  All of our Board members attended at least 75% of the meetings of our Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member during fiscal 2008.

Board Committees

           As of the date of this Proxy Statement, the Board of Directors  has the following standing committees:

•	Audit Committee
•	Compensation Committee; and
•	Governance and Nominating Committee

Each of these committees has a written charter approved by the Board.  These charters are posted on our website at www.hooperholmes.com.  In addition, the Board from time to time establishes additional committees for special purposes.  As of the date of this Proxy Statement, such additional committees are the Strategic Alternatives Committee and the Systems Oversight Committee.

The members of the committees (including the chair of each committee) are identified in the following table:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Roy H. Bubbs
Benjamin A. Currier		Chair	Chair
Dr. Leslie Hudson	X
Roy E. Lowrance			X
John W. Remshard	Chair		X
Dr. Elaine Rigolosi		X
Kenneth R. Rossano	X	X

      Audit Committee

           As specified in the Audit Committee’s charter, the Audit Committee was established to assist the Board in fulfilling its oversight responsibilities, primarily through:

•	overseeing management’s conduct of the Company’s financial reporting process and systems of internal accounting and financial controls;

•	monitoring the independence and performance of the Company’s independent registered public accounting firm; and

•	providing an avenue of communication among the independent registered public accounting firm, management and the Board.

           The Audit Committee is currently comprised of three members, each of whom satisfies the independence standards specified in Section 803B(2) of the AMEX Company Guide and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”).  Our Board has determined that John W. Remshard, the committee’s chair, qualifies as an “audit committee financial expert” as defined by SEC rules.

           The Audit Committee charter provides that the committee’s responsibilities and duties are:

•
oversight of the Company’s internal controls, which encompasses: the annual review of the budget of the internal audit function, its staffing, audit plan, and material findings of internal audit reviews and management’s response; assessment of the effectiveness of or weaknesses in the Company’s internal control over financial reporting, which also entails obtaining from the independent registered public accounting firm its report regarding the effectiveness of the Company’s internal control over financial reporting; review of the appointment and performance of the senior internal auditor, and the activities, organizational structure and qualifications of the persons responsible for the internal audit function;

•
the evaluation of the performance and independence of the independent registered public accounting firm, which encompasses: review of the scope, plan and procedures to be used on the annual audit; review of the results of the annual audit and interim financial reviews performed by the independent registered public accounting firm; inquiring into accounting adjustments that were noted or proposed by the independent registered public accounting firm but were passed as immaterial or otherwise; the review, at least annually, of a report by the independent registered public accounting firm as to the independent registered public accounting firm’s internal quality control procedures; and pre-approval of the fees for all audit and other services performed by the independent registered public accounting firm;

•
the review of the Company’s annual and interim consolidated financial statements, which encompasses: the review of significant estimates and judgments underlying such financial statements, all critical accounting policies, major changes to the Company’s accounting principles and practices and material questions of choice with respect to such principles and practices; review of earnings press releases; review of related party transactions and other matters relating to the financial affairs of the Company and its accounts; and

•	the review of the Company’s compliance with laws, regulations and policies.

           The Audit Committee met 10 times in fiscal 2008.

      Governance and Nominating Committee

           The Governance and Nominating Committee’s principal purposes are to:

•	recommend to the Board principles for governance of the Company;

•	oversee the evaluation of the Board and management;

•	recommend to the Board persons to be nominated for election as directors; and

•	assign Board members to Board committees.

           The charter of the Governance and Nominating Committee provides that the committee is to have such number of directors as determined by the Board.  Except as otherwise permitted, each of the committee members is to be an “independent director” as defined by applicable AMEX listing standards.  The Governance and Nominating Committee has four members, each of whom is independent under the AMEX listing standards.

           Under applicable AMEX listing requirements, at least a majority of the members of the Board must meet the definition of “independent director” set forth in such listing requirements.  The Governance and Nominating Committee believes that it is preferable that at least one member of the Board meet the criteria for an “audit committee financial expert” as defined by SEC rules.

           The Governance and Nominating Committee’s goal is to assemble a Board that brings to the Company a diversity of experience.  Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. They should have an inquisitive and objective perspective and mature judgment. Director candidates must have sufficient time available, in the judgment of the Governance and Nominating Committee, to perform all Board and committee responsibilities. They must have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated.  Members of the Board are expected to rigorously prepare for, attend and participate in all Board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem, from time to time, in the best interests of the Company and its shareholders.

           Candidates for director nominees are evaluated by the Governance and Nominating Committee in the context of the current composition of the Board, the Company’s operating requirements and the long-term interests of the Company’s shareholders.  The Governance and Nominating Committee uses its network of contacts to compile a list of potential candidates and may also engage, if it deems appropriate, a professional search firm and, in such case, pay that firm a fee for its assistance in identifying or evaluating director candidates.  In the case of new director candidates, the Governance and Nominating Committee will seek to determine whether the nominee is independent under applicable AMEX listing standards, SEC rules and regulations and with the advice of counsel, if necessary.  The Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the functions and needs of the Board.  In the case of incumbent directors whose terms of office are set to expire, the Governance and Nominating Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and whether there are any relationships and transactions that might impair such directors’ independence.  The Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee or nominees for recommendation to the Board by majority vote.

           As set forth in the Governance and Nominating Committee’s charter, the Governance and Nominating Committee will evaluate any candidates recommended by shareholders in accordance with the above procedures and against the same criteria applicable to the evaluation of candidates proposed by directors or management.

           The Governance and Nominating Committee met 5 times in fiscal 2008.

      Compensation Committee

           The Compensation Committee currently consists of three members of the Board, each of whom is an “independent director” as defined by applicable AMEX listing standards.

           In accordance with the Compensation Committee’s charter, the committee, among other matters, annually reviews and recommends to the Board the compensation of our Chief Executive Officer and, based in part upon our Chief

Executive Officer’s recommendation, approves the compensation of the other members of our senior management.  The Compensation Committee also administers our stock option plans and determines the amount and terms of the options granted under the plans.  The Compensation Committee also administers the 2007 Non-Executive Director Restricted Stock Plan and the 2004 Employee Stock Purchase Plan.  In overseeing these plans, the Compensation Committee has the sole authority for day-to-day administration and interpretation of the plans.  The Compensation Committee may engage outside advisors to assist it in the performance of its duties but  may not delegate this authority to others.

The Compensation Committee periodically reviews and recommends to the Board the compensation for the Company’s non-employee directors.  Information regarding director compensation amounts paid in 2008 can be found in the Director Compensation Table located in the discussion below under the caption “Compensation of Directors.”

           The Compensation Committee met 11 times in fiscal 2008.

Code of Conduct and Ethics

           We are committed to sound principles of corporate governance that promote honest, responsible and ethical business practices.  Our corporate governance policies and practices are actively reviewed and evaluated by our Board and the Governance and Nominating Committee of the Board.

           We have adopted a Code of Conduct and Ethics to provide standards for ethical conduct in dealing with agents, customers, suppliers, political entities and others.  Our Code of Conduct and Ethics applies to all of our directors, officers and employees (and those of our subsidiaries), including our Chief Executive Officer, Chief Financial Officer and Controller.  Our Code of Conduct and Ethics is posted on our website at www.hooperholmes.com.  A printed copy of our Code of Conduct and Ethics is also available to shareholders upon written request directed to our Corporate Secretary at the following address: Hooper Holmes, Inc., 170 Mt. Airy Road, Basking Ridge, New Jersey 07920.

Communications with Our Board

           Shareholders and other interested persons may communicate in writing with our Board, any of its committees, or a particular director by sending written communications to the Corporate Secretary of the Company at 170 Mt. Airy Rd., Basking Ridge, New Jersey 07920.  The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.”  All such letters should identify the author as a shareholder and clearly state whether the intended recipients are all of the members of the Board or just certain specified individual directors.  You must include your name and address in the written communication and indicate whether you are a stockholder of the Company.  The Secretary will review any communications received from a stockholder and all material communications from stockholders will be forwarded to the appropriate director or directors or Committee of the Board based on the subject matter.

Policies on Reporting Certain Concerns Regarding Accounting and Other Matters

           We have adopted policies on the reporting of concerns to our Audit Committee regarding any suspected misconduct, illegal activities or fraud, including any questionable accounting, internal accounting controls or auditing matters, or misconduct.  Any person who has a concern regarding any misconduct by any of our employees, including any executive officer, or any of our agents, may submit that concern to: Hooper Holmes, Inc., Attention: Corporate Secretary, 170 Mt. Airy Road, Basking Ridge, New Jersey 07920.  Employees may communicate all concerns regarding any misconduct to our General Counsel and/or the Audit Committee on a confidential and anonymous basis through our “whistleblower” hotline at 1-800-713-8332.  Any communication received through the toll-free number is promptly reported to our General Counsel, as well as other appropriate persons within the Company.

COMPENSATION OF DIRECTORS
           Our non-employee directors receive the following compensation for services performed:

Nature of Director Compensation	Amount
Annual Board Retainer:(1)
Non-Executive Chair of the Board	$40,000
Non-Executive Chair Additional Retainer	$35,000
Other Non-Employee Directors	$20,000
Annual Committee Retainer:(1)
Audit Committee Chair	$12,000
Other Committee Chairs	$ 8,000
Audit Committee Members	$ 8,000
Other Committee Members	$ 6,000
Fees for Board Meetings/Teleconferences Attended:
Regular or Special Meetings	$2,500 per meeting
Teleconferences	$1,500 per teleconference
Fees for Committee Meetings Attended:
Regular or Special Meetings	$1,500 per meeting
Teleconferences	$750 per teleconference
Annual Restricted Stock Grant:
Non-Executive Chair of the Board(2)	10,000 shares
Other Non-Employee Directors(2)	5,000 shares

(1)
The annual Board and Board committee retainers are paid in installments on a quarterly basis.  If a director is a member of the Board or a Board committee for less than the full year, he or she receives quarterly installments of the annual Board and Board committee retainers only for the quarterly periods in which he or she serves on the Board or the applicable Board committee(s).

(2)
The 2007 Non-Employee Director Restricted Stock Plan, approved by our shareholders at the 2007 annual meeting of shareholders, provides for the automatic grant, on an annual basis, of 5,000 shares of our common stock to each non-employee member of the Board (other than the non-executive chair of the Board or the Lead Director, if there is no non-executive chair).  The non-executive chair of the Board (or the Lead Director, if there is no non-executive chair) receives 10,000 shares.

In addition to the fees and other compensation reflected in the above table, all directors are reimbursed for their out-of-pocket expenses incurred in attending Board and Board committee meetings.

Director Compensation Table

           The following table shows total compensation of each non-employee director during 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Total ($)
Roy H. Bubbs(1)	26,666	__	__	26,666
Benjamin A. Currier	132,500	9,100	__	141,600
Dr. Leslie Hudson	49,500	4,550	__	54,050
Roy E. Lowrance	73,083	4,550	14,236	91,869
John W. Remshard	80,000	4,550	7,414	91,964
Dr. Elaine Rigolosi	73,750	4,550	__	78,300
Kenneth R. Rossano	79,750	4,550	__	84,300

(1)
Roy H. Bubbs was appointed as Interim President and Chief Executive Officer on February 6, 2008 and has since been made our President and Chief Executive Officer.  As such, he ceased being paid any compensation as a director as of February 6, 2008.

(2)
The figures in these columns represent the dollar amount recognized for financial statement reporting purposes with respect to the option or stock awards, as applicable, in the year ended December 31, 2008, in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”).  For a complete description of the assumptions made in our valuation of option and stock awards, please refer to Note 3 to the Company’s consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2008.

(3)
The stock awards reflected in this column were granted under the Hooper Holmes, Inc. 2007 Non-Employee Directors Restricted Stock Plan, which was approved by our shareholders at the 2007 annual meeting of shareholders.  The plan provides for the automatic grant, on an annual basis, of (i) in the case of each non-employee member of the Board other than the non-executive chair of the Board, 5,000 shares of our common stock, and (ii) in the case of the non-executive chair of the Board, 10,000 shares.  Stock awards under the plan are made on June 1 of each year.

Director and Officer Indemnification

           The Company has entered into indemnity agreements with each of its directors and executive officers.  The indemnity agreements require the Company to indemnify each such person for all expenses actually and reasonably incurred in defending or settling an action to which such person is a party or threatened to be made a party or is otherwise involved because of his or her status as a director or officer of the Company.  If the action is brought by or in the right of the Company, the indemnification must be made only if such person acted in good faith, for a purpose reasonably believed to be in the best interest of the Company (or, in the case of service to another entity, not opposed to the interest of the Company).

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The table below sets forth information available to us as of March 31, 2009, regarding the beneficial ownership of our common stock by (i) each person, or group of affiliated persons, known by us to beneficially own more than five percent (5%) of the outstanding shares of our common stock, (ii) each of our directors and director nominees, (iii) each of our named executive officers listed in the Summary Compensation Table located elsewhere in this proxy statement, and (iv) all of our directors and executive officers as a group.

           The information in the table has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose.  Under the SEC’s rules, a person is deemed to own beneficially all securities as to which that person owns or shares voting or dispositive power, as well as all securities which such person may acquire within 60 days through the exercise of currently available conversion rights or options.  If two or more persons share voting or dispositive power with respect to specific securities, all of such persons may be deemed to be the beneficial owner of such securities.  Information with respect to persons other than the holders listed in the table below that share beneficial ownership with respect to the securities shown is set forth in certain of the footnotes to the table.

           Except as otherwise noted, the number of shares owned and percentage ownership in the following table is based on 68,683,982 shares of common stock outstanding on March 31, 2009.  The address of each director and director nominee, and each executive officer, listed in the table is c/o Hooper Holmes, Inc., 170 Mt. Airy Road, Basking Ridge, New Jersey 07920.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding

5% Stockholders:
Heartland Advisors, Inc. and William J. Nasgovitz 789 North Water Street Milwaukee, WI 53202	12,878,807(1) )	18.75%
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	7,641,950(2)	11.13%
Putnam, LLC d/b/a Putnam Investments One Post Office Square Boston, MA 02109	5,858,856(3))	8.53%
Private Management Group Inc. 20 Corporate Park, Suite 400 Irvine, CA 92606	5,005,237(4))	7.29%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	4,851,032(5))	7.06%

Named Executive Officers, Directors and Nominees for Director:
Roy H. Bubbs	250,000	*
Benjamin A. Currier	106,721	*
Dr. Leslie Hudson	5,000	*

Roy E. Lowrance	32,600	*
John W. Remshard	20,000	*
Dr. Elaine L. Rigolosi	193,400(6)	*
Kenneth R. Rossano	1,829,424	2.66%
Michael J. Shea	60,000(7)	*
Burt R. Wolder	125,000(8)	*
All Directors and Executive Officers as a Group (13 persons)	2,824,375(9))	4.11%
__________

*           Represents less than one percent of the outstanding shares of our common stock.

(1)
Heartland Advisors, Inc. and William J. Nasgovitz, who is identified as the president and principal shareholder of Heartland Advisors, Inc. filed an amended Schedule 13G on February 11, 2009, disclosing that they have shared voting power with respect to 12,359,300 shares of our common stock and shared dispositive power with respect to 12,878,807 shares.  The amended Schedule 13G indicates that Heartland Advisors, Inc. and Mr. Nasgovitz each disclaim beneficial ownership of these shares.

(2)
Wells Fargo & Company filed an amended Schedule 13G, on behalf of itself and certain of its subsidiaries (specifically, Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, and Wells Fargo Bank, National Association), on January 21, 2009, disclosing that Wells Fargo & Company, through two of its subsidiaries, Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC, beneficially owns an aggregate of 7,641,950 shares of our common stock.  The amended Schedule 13G indicates that Wells Capital Management Incorporated has sole voting power with respect to 3,303,599 shares and sole dispositive power with respect to 7,641,949 shares, and that Wells Fargo Management, LLC has sole voting power with respect to 3,438,400 shares.

(3)
Putnam, LLC d/b/a Putnam Investments filed an amended Schedule 13G on February 13, 2009, disclosing that Putnam, LLC, through two of its subsidiaries, Putnam Investment Management, LLC and The Putnam Advisory Company, LLC, beneficially owns an aggregate of 5,858,856 shares of our common stock.  The amended Schedule 13G indicates that Putnam Investment Management, LLC has shared voting power with respect to 289,100 shares and shared dispositive power with respect to 5,037,193 shares, and that The Putnam Advisory Company, LLC has shared voting power with respect to 459,318 shares and shared dispositive power with respect to 821,663 shares.

(4)	Private Management Group, Inc. filed a Schedule 13G on February 9, 2009, disclosing that it has sole voting power and sole dispositive power with respect to all 5,005,237 shares.

(5)
Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors Inc.) filed an amended Schedule 13G on February 9, 2009, disclosing that it has sole voting power and sole dispositive power with respect to all 4,851,032 shares, but disclaims beneficial ownership of such shares.

(6)	Includes 3,600 shares held in the name of Dr. Rigolosi’s husband.

(7)	Includes 50,000 shares subject to options that Mr. Shea has the right to acquire within 60 days of March 31, 2009.

(8)	Includes 25,000 shares subject to options that Mr. Wolder has the right to acquire within 60 days of March 31, 2009.

(9)	Includes shares which certain of the individuals included in the table have the right to acquire within 60 days of March 31, 2009 upon exercise of outstanding options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Exchange Act requires our directors and executive officers, and the beneficial owners of more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of the Company.  Directors, executive officers and such beneficial owners are required by SEC regulations to furnish us with copies of all reports they file under Section 16(a).  The Company has historically undertaken to make such filings on behalf of its directors and executive officers.

To our knowledge, based solely on our review of the copies of such reports (and amendments to such reports) furnished to us, we are not aware of any required Section 16(a) reports that were not filed on a timely basis with respect to the fiscal year ended December 31, 2008.

REPORT OF THE AUDIT COMMITTEE

           In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibilities for the oversight of the quality and integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, the performance of the internal audit function and independent audit, and the independence and qualifications of our independent registered public accounting firm, which reports directly to the Audit Committee.  The Audit Committee operates under a charter approved by the Board.  The full text of the Audit Committee charter is available on our website at www.hooperholmes.com.  As of the date of this proxy statement, the Audit Committee is comprised of three directors, each of whom the Board has determined to be independent within the meaning of rules adopted by the SEC and the listing standards of the AMEX.

           Our management has responsibility for preparing our consolidated financial statements, maintaining effective internal control over financial reporting and assessing the effectiveness of the internal control over financial reporting.  Our independent registered public accounting firm, KPMG LLP, is responsible for performing an audit of our consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards established by the Public Company Accounting Oversight Board, and for issuing reports on the results of their audits.

           In this context, the Audit Committee hereby reports as follows:

1.
The Audit Committee has met with management and KPMG LLP, and reviewed and discussed with them the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2008 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008.

2.
The Audit Committee has discussed and reviewed with KPMG LLP the matters required by generally accepted accounting principles, including those described in Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards Vo1. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, discussed and reviewed the results of KPMG LLP’s audit of the consolidated financial statements.

3.
The Audit Committee has obtained from KPMG LLP the written disclosure and the letter required by Public Company Accounting Oversight Board Rule 3526, "Communication with Audit Committees Concerning Independence," and has discussed with KPMG LLP any relationships that may impact their objectivity and independence, and has satisfied itself as to their independence.  The Audit Committee reviewed, with KPMG LLP and management, the audit plan, audit scope and identification of audit risks.

4.
Based upon the review and discussions described in the preceding paragraphs 1 through 3 above, and the Audit Committee’s review of the representations of management and KPMG LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

 Date:  March 10,  2009

/s/ John W. Remshard
Committee Chair

/s/ Kenneth R. Rossano
Committee Member

           The foregoing report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

PROPOSAL NO. 2
           RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

           The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting for the fiscal year ending December 31, 2009. KPMG LLP has served as the Company’s auditors since 1980.  Although shareholder ratification of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of KPMG LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

           Representatives of KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Vote Required

           Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2009 requires the affirmative vote of the majority of the votes cast at the annual meeting.

           The Board recommends that shareholders vote “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Principal Accountant Fees and Services

           The following table presents the fees for professional services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2008 and 2007, and fees for other services rendered by KPMG LLP during those periods.

Type of Fees	Fiscal Year Ended December 31, 2008	Fiscal Year Ended December 31, 2007
Audit Fees(1)	$723,000	$903,000
Audit-Related Fees(2)	______	$62,000
Tax Fees(3)	$120,000	$412,000
Total Fees	$843,000	$1,377,000

(1)
Audit fees in each of 2008 and 2007 include the audit of the Company’s consolidated financial statements, audit of internal control over financial reporting, and review of quarterly financial statements.

(2)
Audit-related fees in 2007 consist of fees related to the Company’s divestiture of Medicals Direct Group, the Company’s former subsidiary based in the United Kingdom, a transaction that was completed in the third quarter of 2007.

(3)	Tax fees in each of 2008 and 2007 consist of fees for tax compliance and general tax consulting.

Audit Committee Pre-Approval Policies and Procedures

           The Audit Committee, in accordance with its charter, reviews and pre-approves all audit and permissible non-audit services provided by KPMG LLP, the Company’s independent registered public accounting firm, and the related fees, prior to the Company’s engagement of KPMG LLP to provide such services.  By resolution of the Audit Committee, the chair of the Audit Committee may approve dollar amounts in excess of the fees established in such resolution(s), subject to ratification by the full committee at its next regular meeting.  At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval.  All services being provided by the independent registered public accounting firm are regularly reviewed. For 2008, all audit and non-audit services provided by KPMG LLP were approved in advance by the Audit Committee.

           The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining KPMG LLP’s independence and has determined that such services are compatible with maintaining KPMG LLP’s independence.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information relating to Hooper Holmes’ equity compensation plans as of December 31, 2008.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	6,309,000	$3.52	4,743,492
Equity compensation plans not approved by security holders	_____	_____	_____

(1)
As of December 31, 2008, the 2008 Omnibus Employee Incentive Plan, the 2007 Non-Employee Director Restricted Stock Plan, and the 2004 Stock Purchase Plan were the three equity compensation plans that were in effect and under which the Company may make future awards.  The number of shares available for grant under each plan as of December 31, 2008 is as follows:  2008 Omnibus Employee Incentive Plan - 2,560,000; 2007 Non-Employee Director Restricted Stock Plan – 515,000; 2004 Stock Purchase Plan - 1,668,492.  In addition, options to purchase shares of common stock remain outstanding as of that date under the 2002 Stock Option Plan, the 1999 Stock Option Plan, the 1997 Stock Option Plan and the 1997 Director Option Plan

EXECUTIVE OFFICERS

           The following table shows information about our executive officers and other key employees as of March 31, 2009:

Name	Age	Position
Roy H. Bubbs	59	President and Chief Executive Officer, and a member of the Board of Directors
Michael J. Shea	49	Senior Vice President, Chief Financial Officer and Treasurer
Christopher J. Behling	36	Senior Vice President and President, Health & Wellness Division
Joseph A. Marone, Jr.	53	Vice President and Controller
Mark C. Rosenblum	54	Senior Vice President, General Counsel and Corporate Secretary
Richard Whitbeck	50	Senior Vice President and President, Portamedic Division
Burt R. Wolder	57	Senior Vice President and Chief Marketing Officer

           Information with respect to each of our executive officers other than Roy H. Bubbs is provided below.  Information regarding Mr. Bubbs, who is a director as well as an executive officer of the Company, has been previously provided in the discussion of Proposal No. 1 in this proxy statement.

           Michael J. Shea.  Mr. Shea has served as our Senior Vice President, Chief Financial Officer and Treasurer since May 2006.  From April 2003 until May 2006, Mr. Shea was the Chief Financial Officer of Computer Horizons Corporation, a provider of information technology services.  From 1995 to 2003, he served as Vice President and Controller for Computer Horizons.

      Christopher J. Behling.  Mr. Behling has served as the President of our Health & Wellness Division since September 2007.  From July 2006 to September 2007, Mr. Behling served as our Senior Vice President, Business Development.  From 2004 until July 2006, he was the founder and President of The Smart Space, a consulting firm specializing in the distribution of financial products.  From 2003 until 2004, he was co-founder of Lifesource Executive Benefits and Insurance Services.  Mr. Behling was Divisional Vice President, Life Division, for AXA Distributors from 2000 until 2003.

      Joseph A. Marone, Jr.  Mr. Marone has been a Vice President of the Company since 1999 and has served as Controller since 1992. He served as acting Chief Financial Officer of the Company from September 2005 until May 2006 and has been an employee of the Company since 1990.

      Mark C. Rosenblum.  Mr. Rosenblum has served as our Senior Vice President, General Counsel and Corporate Secretary since January 2009.  Prior to joining us, Mr. Rosenblum was active in community and philanthropic endeavors, as well as consulting engagements.  He was employed by AT&T, a global telecommunications provider, from 1984 until his retirement in June 2003 as Vice President – Law.  Before that, Mr. Rosenblum was associated with the New York law firm of Sullivan & Cromwell.

      Richard Whitbeck, Jr..  Mr. Whitbeck has served as President of our Portamedic division since September 2008.  Prior to joining the Company, he held senior executive positions in the insurance industry for more than 25 years.  From August 2006 to August 2008, he was President of CJA & Associates, a national actuarial consulting and marketing firm.  Before that, he was Senior Vice President, National Sales Manager at AXA Equitable from October 2000 to August 2006; Second Vice President, Sales Support at John Hancock from 1998 to 2000; and Director, Field Development and Automation at Aetna Life Insurance Co. from 1993 to 1998.

      Burt R. Wolder.  Mr. Wolder has served as our Senior Vice President and Chief Marketing Officer since July 2006.  From March 2005 until July 2006, Mr. Wolder was Vice President, Corporate Marketing, for Affiliated Computer

Services, Inc., a provider of information technology and business process outsourcing services.  From July 2004 until March 2005,  Mr. Wolder served as the head of Communications, Human Resources and Investor Solutions for Mellon Financial Corporation, a global financial services company.  Mr. Wolder was Vice President, Corporate Communications for AT&T from 1978 until April 2003.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

           The following table summarizes, with respect to our 2008 fiscal year, compensation awarded to or earned by our (i) Chief Executive Officer, (ii) our former President and Chief Executive Officer, and  (iii) our two most highly compensated executive officers other than the Chief Executive Officer each of whom was serving as an executive officer of the Company as of December 31, 2008.  In this proxy statement, we refer to the individuals listed in the Summary Compensation Table collectively as our named executive officers.

Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Roy H. Bubbs President and Chief Executive Officer(2)	2008	453,204	22,679	__	475,883
Michael J. Shea Senior Vice President, Chief Financial Officer and Treasurer	2008	250,000	66,970	13,540(3)	330,510
	2007	250,000	43,886	17,065(4)	310,951
Burt R. Wolder Senior Vice President and Chief Marketing Officer	2008	225,000	56,079	12,785(5)	293,864
	2007	225,000	38,511	15,675(6)	279,186
James A. Calver Former President and Chief Executive Officer(7)	2008	40,000	__	384,045(8)	424,045
	2007	400,000	97,729	27,830	525,559

(1)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2008, in accordance with SFAS No. 123R.  For a description of the assumptions made in our valuation of option awards, please refer to Note 3 to the Company’s consolidated financial statements in its annual report on Form 10-K for the year ended December 31, 2008.

(2)	Mr. Bubbs was appointed interim President and Chief Executive Officer on February 5, 2008 and President and Chief Executive Officer on April 4, 2008.

(3)
Includes a Company matching contribution to Mr. Shea’s account balance under the Hooper Holmes, Inc. 401(k) Plan of $2,790.  Also includes the incremental cost to the Company in 2008 of a Company-provided automobile of $10,750.

(4)
Includes a Company matching contribution to Mr. Shea’s account balance under the Hooper Holmes, Inc. 401(k) Plan of $1,797.  Also includes the incremental cost to the Company in 2007 of a Company-provided automobile of $10,750 and employee benefits of $4,518.

(5)
Includes a Company matching contribution to Mr. Wolder’s account balance under the Hooper Holmes, Inc. 401(k) Plan of $2,962.  Also includes the incremental cost to the Company in 2008 of a Company-provided automobile of $9,823.

(6)
Includes a Company matching contribution to Mr. Wolder’s account balance under the Hooper Holmes, Inc. 401(k) Plan of $1,342.  Also includes the incremental cost to the Company in 2007 of a Company-provided automobile of $10,250 and employee benefits of $4,083.

(7)	Mr. Calver resigned from his position as President and Chief Executive Officer of the Company, and as a member of the Board, effective February 5, 2008.

(8)
Includes post-resignation salary payments of $360,000 pursuant to Mr. Calver’s employment agreement, a payment for unused vacation time of $11,538, a Company matching contribution to Mr. Calver’s account balance under the Hooper Holmes, Inc. 401(k) Plan of $2,300, the incremental cost to the Company of a Company-provided automobile of $10,029, and the incremental cost to the Company of the use of a Company-owned condominium of $178.

Outstanding Equity Awards at Fiscal Year-End Table

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Roy H. Bubbs	0	100,000(1)	$0.73	4/4/2018
		400,000(2)	$1.00	7/28/2018

Michael J. Shea	25,000	75,000(3)	$3.09	5/9/16
		100,000(4)	$2.61	7/31/17
		250,000(5)	$1.00	7/28/2018
Burt R. Wolder	25,000	75,000(3)	$2.86	7/26/16
		75,000(4)	$2.61	7/31/17
		200,000(5)	$1.00	7/28/2018

(1)	This option award is scheduled to vest in four equal installments on the second through fifth anniversaries of the grant date, April 4, 2008.

(2)	Each of these option awards is scheduled to vest in four equal installments on the second through fifth anniversaries of the grant date, July 28, 2008.

(3)	This option award is scheduled to vest in four equal installments on the second through fifth anniversaries of the grant date, May 9, 2006.

(4)	Each of these options awards is scheduled to vest in four equal installments on the second through fifth anniversaries of the grant date, July 31, 2007.

(5)	Each of these options awards is scheduled to vest in four equal installments on the second through fifth anniversaries of the grant date, July 28, 2008.

Employee Retention Agreements

Each of the employee retention agreements with our other named executive officers who were serving as executive officers as of December 31, 2008, provides that, for the one-year period following a Change in Control (referred to as the “Employment Period”), the employee shall be:

•	paid a base salary at least equal to the highest monthly base salary paid to the employee during the 12-month period immediately preceding the month in which the Change of Control occurred;

•
paid an annual bonus in cash at least equal to the greater of (A) any guaranteed bonus under any contractual arrangement with the employee, or (B) the highest bonus which the employee received during the three years preceding the Change in Control;

•
entitled to participate in the Company-provided SERP (supplemental executive retirement plan) benefit (which the Company terminated as of February 2006), as well all other incentive, savings and retirement plans, practices, policies and programs applicable to the employee;

•
eligible to participate in and receive all benefits under welfare benefit plans (e.g., medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) at least as favorable as the most favorable plans in effect during the 90-day period immediately preceding the Change in Control;

•	entitled to prompt reimbursement of all reasonable expenses incurred by the employee;

•	entitled to fringe benefits and perquisites in accordance with the most favorable plans of the Company in effect at any time during the 90-day period immediately preceding the Change in Control;

•	entitled to an office and support staff; and

•	entitled to paid vacation in accordance with the most favorable plans.

Under the employee retention agreements, a “Change in Control” shall occur or be deemed to have occurred if any of the following events occur:

•
any person, or group of affiliated persons, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than as a result of acquisitions of such securities from the Company);

•
individuals who, as of the date of the applicable employee retention agreement, constitute the Board (referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (provided that any person becoming a director subsequent to the date of the agreement whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board);

•
the Company’s shareholders approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to the transaction continuing to represent more than 50% of the combined voting power of the voting securities of the Company or the surviving entity in the transaction, or (B) a merger or consolidation effected to implement a re-capitalization of the Company or similar transaction in which no person acquires more than 20% of the combined voting power of the Company’s then outstanding securities; or

•	the Company’s shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Under the terms of the employee retention agreements, each of the individuals who is a party to such an agreement is entitled to certain benefits if his employment is terminated within the Employment Period, with the benefits varying depending upon the nature of the termination.

Termination for Cause.  If the employee’s employment is terminated by the Company during the Employment Period for “cause,” the Company’s sole obligation is to pay the employee’s Highest Base Salary (i.e., the employee’s base salary in effect on the date of termination, or, if higher, the highest base salary during the period beginning 90 days prior to the Change in Control and ending on the date of termination) through the date of termination, plus the amount of any accrued vacation pay and any compensation previously deferred by the employee (together with accrued interest on such deferred compensation).

“Cause” is defined as the employee’s (A) willful and continued failure to substantially perform his duties with the Company (other than as a result of the employee’s incapacity due to physical or mental illness), provided that a written demand for substantial performance has been delivered to the employee and the employee has not cured the failure within 30 days, (B) willful engaging in conduct which is demonstrably and materially injurious to the Company, or (C) willful violation of any material provision of any confidentiality, nondisclosure, non-competition or similar agreement.

Termination by Reason of Death or Disability.  If the employee’s employment is terminated by the Company during the Employment Period by reason of the employee’s death or disability, the Company’s obligation is to pay to the employee or the employee’s legal representatives:

•	the employee’s Highest Base Salary through the date of termination;

•
the product of the annual bonus paid to the employee for the last full fiscal year and a fraction, the numerator of which is the number of days in the fiscal year in which the termination occurs up to the date of termination, and the denominator of which is 365; and

•	any compensation previously deferred by the employee (together with accrued interest on such deferred compensation) and not yet paid, as well as any accrued vacation pay not yet paid, by the Company.

The above amounts are to be paid in a lump sum, in cash, within 30 days of the date of termination.  In addition, in the case of death, the employee’s family is entitled to receive death benefits at least equal to the most favorable benefits provided by the Company to surviving families of employees under the Company’s plans relating to family death benefits, if any.  In the case of disability, the employee shall be entitled to receive disability and other benefits at least equal to the most favorable of those provided by the Company to disabled employees and/or their families under the Company’s plans.

      Termination Other Than for Cause, Death or Disability.  If the employee’s employment is terminated by the Company during the Employment Period other than for cause, death or disability, or if the employee terminates his employment for any reason during the 30-day period immediately after the first nine months of the Employment Period, the Company is obligated to pay to the employee:

•	to the extent unpaid, the employee’s Highest Base Salary through the date of termination;

•
the product of (x) the annual bonus paid or payable to the employee for the last full fiscal year (if any) ending during the Employment Period or, if higher, the annual bonus paid to the employee for the last full fiscal year prior to the occurrence of the Change in Control (referred to as the “Recent Bonus”), and (y) a fraction, the numerator of which is the number of days in the fiscal year in which termination occurs up to  the date of termination and the denominator of which is 365;

•	two times the sum of the employee’s Highest Base Salary and Recent Bonus; and

•	all amounts of compensation previously deferred (with accrued interest on such deferred compensation) and not yet paid, and any accrued vacation pay not yet paid, by the Company.

The above amounts are to be paid in a lump sum, in cash, within 30 days of the date of termination.  In addition, the employee is entitled to receive, for the remainder of the Employment Period or such longer period as any Company plan may provide, continued benefits for the employee and his family at least equal to those which would have been provided if the employee’s employment had not been terminated.

           In the event that any payment or distribution by the Company to or for the benefit of the employee would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, or any interest or penalties are incurred by the employee with respect to such excise tax, then the employee shall be entitled to receive an additional payment (referred to as a “Gross-Up Payment”) in an amount such that after payment by the employee of all taxes, including any excise tax, interest and penalties imposed upon the Gross-Up Payment, the employee retains an amount of the Gross-Up Payment equal to the excise tax imposed upon the payments or distribution by the Company to or for the benefit of the employee.

           Each of the employee retention agreements provides that if, prior to the occurrence of a Change in Control, either (i) the employee’s employment terminates, or (ii) the employee ceases to be an officer of the Company, the employee shall have no further rights under the agreement.

Stock Option Plans

           The Company sponsors and maintains the 2008 Omnibus Employee Incentive Plan in which our executive officers are eligible to participate and under which grants may be made.  In addition, options to purchase shares of our common stock remain outstanding as of the date of this proxy statement under other equity-based compensation plans: the 2002 Stock Option Plan, the 1999 Stock Option Plan and the 1997 Stock Option Plan.

           Subject to the terms of any option agreement with respect to an award under any of the plans, all outstanding options granted under any of the plans are to fully vest and become exercisable immediately prior to or concurrent with an actual or threatened change in control of the Company.  A “change in control of the Company” is defined as a change in control of a nature that would be required to be reported in response to Schedule 14A of Regulation 14A under the  Exchange Act, including:

•
if any person, or group of affiliated persons, is or becomes, the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

•
if, during any period of 24 consecutive months during the term of an option or SAR granted under any  of these plans, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the Company’s shareholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least 2/3rds of the directors then in office who were directors at the beginning of the period;

•	upon the first purchase of the Company’s common stock in accordance with a tender or exchange offer (other than such an offer made by the Company); or

•	upon a complete liquidation or dissolution by the Company.

A “threatened change in control of the Company” is defined as any set of circumstances which in the opinion of the Board poses a real, substantial and immediate possibility of leading to a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted a policy regarding transactions with related persons that specifies the procedures to be followed by the Governance and Nominating Committee of the Board in considering, and determining whether to approve or ratify, a transaction with a related person.  For purposes of the policy statement, a “related person” is defined to mean:

•
any person who is or was (since the beginning of the Company’s most recently completed fiscal year) a director, nominee for director or executive officer of the Company or any subsidiary of the Company;

•	any person (including an entity or group) who is the beneficial owner of more than 5% of any class of the Company’s voting securities;

•
any individual who is an immediate family member of any such person (i.e., such person’s spouse, either parent,  a step-parent, a child or stepchild, sibling, mother or father-in-law, brother or sister-in-law, son or daughter-in-law, or any person sharing the household of such person); or

•
any firm, corporation or other entity in which any such person serves as an executive officer or general partner or, together with any other persons described above, owns 10% or more of the equity interests of that firm, corporation or other entity.

The policy statement stipulates that each member of the Board and/or management is to provide the Governance and Nominating Committee of the Board with any and all information pertaining to any proposed or existing related person transaction promptly after becoming aware of such transaction.  Upon being advised of the transaction, the Governance and Nominating Committee will consider, among other things:

•	the nature of the interest the related person has in the transaction;

•	the materiality of the interest the related person has or may have in the transaction;

•	the approximate dollar amount of the transaction;

•	whether the transaction is fair to the Company;

•	whether the transaction is on terms no less favorable than those generally available to unaffiliated third parties under the same or similar circumstances;

•	the significance of the transaction to investors in light of all the circumstances; and

•	whether the transaction would present a conflict of interest for a director or executive officer, as set forth in the Company’s Code of Conduct and Ethics, or violate any other provision of such code.

If the Governance and Nominating Committee determines to approve or ratify the transaction, the committee is to provide the Board with a report consisting of the facts relating to the transaction considered by the committee, the material terms and business purpose of the transaction, the benefits to the Company and to the related person, and whether the transaction requires a waiver of the Company’s Code of Conduct and Ethics.  The report shall also indicate the basis for the committee’s approval or ratification of the transaction.

There were no “related person” transactions arising or existing during 2008 requiring disclosure under applicable AMEX listing standards, SEC rules and regulations or the Company’s policy and procedures.

ADJOURNMENT OF THE ANNUAL MEETING

           In the event there is an insufficient number of shares of our common stock present in person or by proxy at the annual meeting to constitute a quorum, the Board will request approval to adjourn the annual meeting to a later date.  The place and date to which the annual meeting would be adjourned would be announced at the annual meeting.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

           Proposals of shareholders intended for inclusion in the proxy statement for the annual meeting of shareholders to be held in 2010 must be received at the Company’s executive office not later than December 4, 2009.  Proponents should submit their proposals to Mark C. Rosenblum, Corporate Secretary, by certified mail – return receipt requested.

Unless otherwise provided in the Company’s bylaws, a shareholder who wishes to put forth a proposal at the 2010 annual meeting of shareholders without including the proposal in the Company’s proxy statement must notify the

Company of such proposal by February 17, 2010.  If a shareholder fails to give notice by this date, the proxy solicited by the Company for use in connection with the 2010 annual meeting will confer discretionary authority on the persons named as proxies to vote in their discretion on such proposal without any discussion in the proxy statement of either the proposal or how the proxies intend to exercise their voting discretion.

By Order of the Board

Mark C. Rosenblum
Corporate Secretary

April 6, 2009